As filed with the U.S. Securities and Exchange Commission on May 5, 2009
Registration No. 333-____________

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

Ceragon Networks Ltd.
(Exact Name of Registrant as Specified in Its charter)

Israel	N/A
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

24 Raoul Wallenberg Street
Tel Aviv 69719, Israel
972-3-645-5733
(Address, including Zip Code, and Telephone Number, Including Area Code of Principal Executive Offices)

Ceragon Networks Ltd. 2003 Share Option Plan
(Full Title of the Plan)

Ceragon Networks, Inc.
10 Forest Avenue
Paramus, New Jersey 07652
(201) 845-6955
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Richard H. Gilden, Esq.	Ira Palti
Kramer Levin Naftalis & Frankel LLP	Ceragon Networks Ltd.
1177 Avenue of the Americas	24 Raoul Wallenberg Street
New York, New York 10036	Tel Aviv 69719, Israel
Tel: 212-715-9486	Tel: 972-3-766-6402
Fax: 212-715-8085	Fax: 972-3-645-5499

Title of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Ordinary Shares, par value NIS 0.01 per share	1,450,000(2)	$5.04(3)	$7,308,000.00(3)	$407.79

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional ordinary shares that may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding ordinary shares of the registrant.

(2)	Represents the number of ordinary shares which may be issued upon exercise of options granted under the Ceragon Networks Ltd. 2003 Share Option Plan, over and above the number of ordinary shares issuable pursuant to such plan that were previously registered under the Securities Act.

(3)	Pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per security and the proposed maximum aggregate offering price are based on the average of the high and low sale prices per share of the registrant’s ordinary shares as reported by The Nasdaq Global Market on April 29, 2009.

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SECURITIES

        In accordance with General Instruction E to Form S-8, the number of ordinary shares of Ceragon Networks Ltd. (the “Registrant”) to be registered as set forth above represents 1,450,000 ordinary shares which may be issued upon exercise of options granted under the Ceragon Networks Ltd. 2003 Share Option Plan (the “2003 Plan”) over and above the number of ordinary shares issuable pursuant to the 2003 Plan that were previously registered under the Securities Act. Reference is made to the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 2, 2004 (Registration No. 333-117849) and on August 15, 2006 (Registration No. 333-136633) (the “Prior Registration Statements”), pursuant to which a total of 4,281,080 ordinary shares issuable under the 2003 Plan were registered under the Securities Act. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference in their entirety, except as otherwise updated or modified by this Registration Statement.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 0-30862) are hereby incorporated herein by reference and made a part hereof:

(i)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2008, filed with the Commission on April 1, 2009;

(ii)	The Registrant’s report on Form 6-K filed with the Commission on May 1, 2009; and

(iii)	The description of the Registrant’s ordinary shares, par value NIS 0.01 per share, contained in the Registrant’s Prospectus dated August 3, 2000 filed with the Commission pursuant to Rule 424(b) under the Securities Act.

        All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and all Reports of Foreign Private Issuer on Form 6-K submitted by the Registrant to the Commission during such period, or portions thereof that are identified in such forms as being incorporated into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any document, or any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a document or statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

ITEM 8. EXHIBITS.

        The following is a list of exhibits filed as a part of this Registration Statement which are incorporated herein:

EXHIBIT NO.	EXHIBIT

5.1	Opinion of Shibolet & Co. regarding the legality of ordinary shares being registered

23.1	Consent of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global

23.2	Consent of Shibolet & Co. (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature pages to this Registration Statement)

ITEM 9. UNDERTAKINGS.

    (a)        The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)        That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

    (b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)        Insofar as indemnification for liabilities arising under the Securities Act of may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on the 5th day of May, 2009.

Ceragon Networks Ltd. By: /s/ Ira Palti —————————————— Ira Palti President and Chief Executive Officer

POWER OF ATTORNEY

        That each of the undersigned appoints Zohar Zisapel, Ira Palti and Yael Langer, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him including post-effective amendments and related registration statements, to this Registration Statement, and to file same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do separately and perform each and every act requisite and necessary to be done, as fully to all intents and purposes as he might or could so in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Zohar Zisapel —————————————— Zohar Zisapel	Chairman of the Board of Directors	May 5, 2009

/s/ Ira Palti —————————————— Ira Palti	President and Chief Executive Officer (principal executive officer)	May 5, 2009

/s/ Naftali Idan —————————————— Naftali Idan	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	May 5, 2009

/s/ Joseph Atsmon —————————————— Joseph Atsmon	Director	May 5, 2009

/s/ Yael Langer —————————————— Yael Langer	Director	May 5, 2009

/s/ Yair Orgler —————————————— Yair Orgler	Director	May 5, 2009

—————————————— Avi Patir	Director	___________, 2009

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed the Registration Statement solely in the capacity of the duly authorized representative of the Registrant in the United States on May 5, 2009.

Ceragon Networks, Inc. By: /s/ Jayne Leighton —————————————— Jayne Leighton President

INDEX TO EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement:

EXHIBIT NO.	EXHIBIT

5.1	Opinion of Shibolet & Co. regarding the legality of ordinary shares being registered

23.1	Consent of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global

23.2	Consent of Shibolet & Co. (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature pages to this Registration Statement)